CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-296297 on Form S-6 of our report dated July 14, 2026, relating to the financial statement of FT 13075, comprising 40/60 Strategic Allocation Port. 3Q '26 - Term 10/18/27 (40/60 Strategic Allocation Portfolio, 3rd Quarter 2026 Series), one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 14, 2026